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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Current Report on Form 8-K/A of Langer, Inc. of our report dated March 22, 2002 with respect to the combined balance sheets of Benefoot, Inc. and Affiliate as of December 31, 2001 and 2000, and the related combined statements of income, cash flows, and statement of stockholders' equity for the years then ended.

/s/ Trachtenberg & Pauker, LLP,
Certified Public Accountants

July 3, 2002